UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010

CYBRA Corporation
(Exact Name of Registrant as Specified in Its Charter)

New York	000-52624	13-3303290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Executive Blvd., Yonkers, New York	10701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 963-6600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

Series A Preferred Stock

As previously disclosed in our Current Report on Form 8-K filed on June 11, 2010, we entered into Securities Exchange Agreements (the “Exchange Agreements”) with 16 holders (the “Holders”) of our 8% Convertible Debentures due April 10, 2009 (the “Debentures”) having an aggregate principal amount of $1,045,000 to exchange their Debentures for shares of Series A 10% Convertible Preferred Stock (the “Series A Preferred Stock”).  Completion of the transactions contemplated by the Exchange Agreements was subject to (i) approval by our shareholders of an amendment to our Certificate of Incorporation to authorize us to issue up to 10 million shares of preferred stock in one or more series or classes having such designations, relative rights, preferences, and limitations as may be designated by our Board of Directors (the “Amendment”), and (ii) subsequent authorization of the Series A Preferred Stock by our Board of Directors.

On August 3, 2010 we held a special meeting of shareholders in which our shareholders approved the Amendment.  On the same day, we filed a Certificate of Designation setting forth the terms of the Series A Preferred Stock (the “Certificate of Designation”) with the New York Secretary of State.  We subsequently issued 2,090,000 shares of Series A Preferred Stock to the Holders in exchange for the Debentures.

A total of 2,090,000 preferred shares were designated as Series A Preferred Stock.  The shares of Series A Preferred Stock are convertible into shares of our common stock at a conversion price of $0.50 per share, subject to adjustments under conditions enumerated in the Certificate of Designation.

We relied on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Series A Preferred Stock.  The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, a copy of which is appended as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Common Stock

On August 3, 2010, pursuant to the terms of the Exchange Agreements, we issued an aggregate of 482,495 shares of our common stock, $.001 par value per share (the “Common Stock”), to the Holders of our Debentures.   The shares of Common Stock were issued in payment of accrued and unpaid interest owed to the Holders through April 10, 2009.  We relied on the exemption from registration contained in Section 4(2) of the Securities Act for the issuance of the Common Stock.

Item 3.03.    Material Modification to Rights of Security Holders.

Upon the issuance of the Series A Preferred Stock (as defined in Item 3.02 above) on August 3, 2010, the rights of our common stockholders as to payment of dividends and the distribution of our assets upon our liquidation, dissolution or winding up, became junior to the holders of the Series A Preferred Stock.

Holders of the Series A Preferred Stock are entitled to receive preferential cumulative dividends from April 10, 2009 at the annual rate of 10% of the stated value of their Series A Preferred Stock (the “Preferred Dividends”).  Preferred Dividends cease to accrue on shares of Series A Preferred Stock on the date of their conversion.

The shares of Series A Preferred Stock have a total liquidation preference equal to the principal amount of the Debentures (as defined in Item 3.02 above) delivered in exchange, plus an amount equal to all Preferred Dividends accrued and unpaid on each such share up to and including the final distribution to such holders unless we elect to pay the Preferred Dividends in shares of our common stock.

Except as otherwise provided by New York law and as provided in Section 6 of the Certificate of Designation (as defined in Item 3.02 above), holders of the Series A Preferred Stock are not entitled to vote on any matter presented to our shareholders for their action or consideration.

The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, a copy of which is appended as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to Certificate of Incorporation

At a special meeting of shareholders held on August 3, 2010, the holders of a majority of shares of our common stock outstanding as of June 11, 2010 approved an amendment to our Certificate of Incorporation (the “Amendment”).  The Amendment became effective immediately on its adoption.  The Amendment: (a) amends Article 4 of our Certificate of Incorporation to (i) delete all provisions referring to Class A Preferred Shares and Class B Preferred Shares; (ii) authorize the issuance of up to 10,000,000 shares of preferred stock, $.001 par value per share; and (iii) authorize our Board of Directors to fix the relative rights, preferences and limitations of each class or series of preferred stock; and (b) deletes, in its entirety, Article 5 of our Certificate of Incorporation, and renumbers all subsequent Articles accordingly.  Article 5 of our Certificate of Incorporation previously set forth the rights of holders of Class A Preferred Shares and Class B Preferred Shares to elect directors and certain limitations on our Board of Director’s authority to take certain actions.  The purpose of the Amendment was to allow our Board of Directors to authorize the creation of a class of preferred stock to issue to the Holders (as defined in Item 3.02 above), in exchange for their Debentures (as defined in Item 3.02 above).

The foregoing description of the Amendment is qualified in its entirety by reference to the Certificate of Amendment to our Certificate of Incorporation, a copy of which is appended as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Certificate of Designation

On August 3, 2010, our Board of Directors authorized a Certificate of Designation setting forth the terms of our Series A Preferred Stock (as defined in Item 3.02 above) (the “Certificate of Designation”), which was filed with the New York Secretary of State on the same date.  The terms of the Series A Preferred Stock are set forth in Item 3.03 of this Form 8-K.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, a copy of which is appended as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On August 3, 2010, at a special meeting of shareholders, the holders of a majority of shares of our common stock outstanding as of June 11, 2010 approved an amendment to our Certificate of Incorporation (the “Amendment”).  The Amendment became effective immediately on its adoption.  The Amendment: (a) amends Article 4 of our Certificate of Incorporation to (i) delete all provisions referring to Class A Preferred Shares and Class B Preferred Shares; (ii) authorize the issuance of up to 10,000,000 shares of preferred stock, $.001 par value per share; and (iii) authorize our Board of Directors to fix the relative rights, preferences and limitations of each class or series of preferred stock; and (b) deletes, in its entirety, Article 5 of our Certificate of Incorporation, and renumbers all subsequent Articles accordingly.  Article 5 of our Certificate of Incorporation previously set forth the rights of holders of Class A Preferred Shares and Class B Preferred Shares to elect directors and certain limitations on our Board of Director’s authority to take certain actions.  The following number of votes were cast for or against the Amendment or abstained from voting:

For	9,167,500
Against	0
Abstain	0

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

3.1                      Certificate of Amendment of the Certificate of Incorporation

3.2                      Certificate of Designation of Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBRA Corporation
(Registrant)

By:	/s/ Harold L. Brand
Harold L. Brand
Chief Executive Officer

Date: August 3, 2010

Exhibit Index

Exhibit No.        Description

3.1                      Certificate of Amendment of the Certificate of Incorporation

3.2                      Certificate of Designation of Series A Preferred Stock